Exhibit 16.1

October 20, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Elandia International, Inc. under Item 4.01 of its Form 8-K/A (Amendment No. 1) filed on October 19, 2009. We agree with the statements concerning our Firm in such Form 8-K/A. We are not in a position to agree or disagree with other statements made by Elandia International, Inc. contained therein.

Very truly yours,

Marcum LLP

Marcum LLP  •  10 Melville Park Road  •  Melville, New York 11747  •  Phone 631.414.4000  •  Fax 631.414.4001   •  marcumllp.com

NEW YORK  •  NEW JERSEY  •  CONNECTICUT  •  PENNSYLVANIA  •   FLORIDA   •  GRAND CAYMAN